As filed with the Securities and Exchange Commission on January 4, 2008
Registration No. 333-145702

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	77-0444036
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1098 Alta Avenue, Suite 101
Mountain View, CA 94043
(650) 938-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Grant A. Pierce
President and Chief Executive Officer
1098 Alta Avenue, Suite 101
Mountain View, CA 94043
(650) 938-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Wilson	Robert P. Latta
Justin L. Bastian	Julia Reigel
Morrison & Foerster LLP	Wilson Sonsini Goodrich & Rosati P.C.
755 Page Mill Road	650 Page Mill Road
Palo Alto, California 94304	Palo Alto, California 94304
(650) 813-5600	(650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 to the Registration Statement (Registration No. 333-145702), is being filed for the purpose of refiling Exhibits 10.18A, 10.19, 10.20A and 10.22 and no changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement or to Items 13, 14, 15, 16(B) or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15, 16(B) or 17 of Part II have not been included herein.

Part II

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Exhibit index

1	.1*	Form of Underwriting Agreement
3	.1A*	Seventh Amended and Restated Certificate of Incorporation
3	.1B**	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the completion of this offering
3	.2A*	Bylaws
3	.2B**	Form of Amended and Restated Bylaws, to be in effect upon the completion of this offering
4	.1**	Form of Stock Certificate
4	.2*	Fourth Amended and Restated Investors’ Rights Agreement, dated November 23, 2005
4	.3*	Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Needham & Company, dated March 14, 2004
4	.4*	Form of Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Silicon Valley Bank
4	.5*	Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Partners For Growth, L.P., dated December 12, 2005
4	.6*	Warrant to Purchase Series D Preferred Stock between Sonics, Inc. and Partners For Growth, L.P., dated December 12, 2005
5	.1**	Opinion of Morrison & Foerster LLP
10	.1*	1997 Stock Incentive Plan
10	.2*	Form of Stock Option Agreement under 1997 Stock Incentive Plan
10	.3*	2003 Non-Employee Director Stock Option Plan
10	.4*	Sonics, Inc. 2003 Non-Employee Director Stock Option Plan — Notice of Stock Option Award
10	.5*	2007 Stock Incentive Plan
10	.6A*	Form of Notice of Stock Option Award under 2007 Stock Incentive Plan
10	.6B*	Form of Sonics, Inc. Notice of Acceleration of Stock Option Vesting
10	.7*	Sonics, Inc. 2007 Employee Stock Purchase Plan
10	.8*	Sonics Incentive Plan 2006
10	.9*	Sonics Incentive Plan 2007
10	.10*	Lease Agreement between John Arrillaga, Trustee or his Successor Trustee, UTA, dated 7/20/77 as amended, and Richard T. Peery, Trustee or his Successor Trustee, UTA, dated 7/20/77 as amended, and Sonics, Inc., dated October 1, 2004
10	.11*	Lease Agreement between Viasphere Technopark and Sonics Armenia Holdings, Inc., dated April 12, 2005
10	.12A*	Term Loan and Security Agreement between Sonics, Inc. and Partners for Growth, dated May 26, 2005
10	.12B*	Loan Modification and Content Agreement between Sonics, Inc. and Partners for Growth, L.P., dated December 9, 2005
10	.13*	Offer Letter Agreement between Sonics, Inc. and Martin M. Kovacich, dated May 12, 2003
10	.14*	Offer Letter Agreement between Sonics, Inc. and Raymond Brinks, dated September 23, 2004
10	.15*	Offer Letter Agreement between Sonics, Inc. and Philip J. Casini, dated July 1, 2004
10	.16*	Offer Letter Agreement between Sonics, Inc. and James Mac Hale, dated November 3, 2005
10	.17*	Offer Letter Agreement between Sonics, Inc. and David O’Brien, dated October 14, 2005

Part II

10	.18A†	Restatement and Amendment of Master Technology License Agreement between Broadcom Corporation and Sonics, Inc., dated December 19, 2003
10	.18B*†	Amendment No. 3 to Master Technology License Agreement between Sonics, Inc. and Broadcom Corporation, dated September 29, 2006
10	.19†	Technology License Agreement between Sonics, Inc. and Texas Instruments Incorporated, dated January 31, 2003
10	.20A†	Amended and Restated Technology License Agreement between Sonics, Inc. and Toshiba Corporation, dated March 26, 2003
10	.20B*†	Amendment 2 to Exhibit A Technology Schedule to the Technology License Agreement for Sonics MX IP Core between Sonics, Inc. and Toshiba Corporation, dated July 30, 2004
10	.21*	Form of Indemnification Agreement to be entered between Sonics, Inc. and its directors and officers
10	.22†	Master License Technology Agreement between Sonics, Inc. and Marvell International Ltd., dated September 28, 2007
10	.23*	Lease between Sonics, Inc. and The Irvine Company LLC, dated November 26, 2007.
21	.1*	List of Subsidiaries
23	.1*	Consent of Independent Registered Public Accounting Firm
23	.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23	.3*	Consent of Independent Valuation Firm
24	.1*	Power of Attorney
99	.1*	Consent of Semico Research Corporation

*	Previously filed.

**	To be filed by amendment.

†	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under Securities Act of 1933, as amended.

Part II

Signatures

Pursuant to the requirements of the Securities Act of 1933, Sonics, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, state of California on January 4, 2008.

Sonics, Inc.

By:	/s/ Grant A. Pierce Name: Grant A. Pierce Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant A. Pierce Grant A. Pierce	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 4, 2008
* Martin M. Kovacich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 4, 2008
* Herbert Chang	Director	January 4, 2008
* Mark J. DeNino	Director	January 4, 2008
* Dr. Alberto Sangiovanni-Vincentelli	Director	January 4, 2008
* Michael J. Sophie	Director	January 4, 2008

*By:	/s/ Grant A. Pierce
Name:   Grant A. Pierce

Title:	Attorney-in-fact

Part II

Exhibit index

1	.1*	Form of Underwriting Agreement
3	.1A*	Seventh Amended and Restated Certificate of Incorporation
3	.1B**	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the completion of this offering
3	.2A*	Bylaws
3	.2B**	Form of Amended and Restated Bylaws, to be in effect upon the completion of this offering
4	.1**	Form of Stock Certificate
4	.2*	Fourth Amended and Restated Investors’ Rights Agreement, dated November 23, 2005
4	.3*	Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Needham & Company, dated March 14, 2004
4	.4*	Form of Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Silicon Valley Bank
4	.5*	Warrant to Purchase Series C Preferred Stock between Sonics, Inc. and Partners For Growth, L.P., dated December 12, 2005
4	.6*	Warrant to Purchase Series D Preferred Stock between Sonics, Inc. and Partners For Growth, L.P., dated December 12, 2005
5	.1**	Opinion of Morrison & Foerster LLP
10	.1*	1997 Stock Incentive Plan
10	.2*	Form of Stock Option Agreement under 1997 Stock Incentive Plan
10	.3*	2003 Non-Employee Director Stock Option Plan
10	.4*	Sonics, Inc. 2003 Non-Employee Director Stock Option Plan — Notice of Stock Option Award
10	.5*	2007 Stock Incentive Plan
10	.6A*	Form of Notice of Stock Option Award under 2007 Stock Incentive Plan
10	.6B*	Form of Sonics, Inc. Notice of Acceleration of Stock Option Vesting
10	.7*	Sonics, Inc. 2007 Employee Stock Purchase Plan
10	.8*	Sonics Incentive Plan 2006
10	.9*	Sonics Incentive Plan 2007
10	.10*	Lease Agreement between John Arrillaga, Trustee or his Successor Trustee, UTA, dated 7/20/77 as amended, and Richard T. Peery, Trustee or his Successor Trustee, UTA, dated 7/20/77 as amended, and Sonics, Inc., dated October 1, 2004
10	.11*	Lease Agreement between Viasphere Technopark and Sonics Armenia Holdings, Inc., dated April 12, 2005
10	.12A*	Term Loan and Security Agreement between Sonics, Inc. and Partners for Growth, dated May 26, 2005
10	.12B*	Loan Modification and Content Agreement between Sonics, Inc. and Partners for Growth, L.P., dated December 9, 2005.
10	.13*	Offer Letter Agreement between Sonics, Inc. and Martin M. Kovacich, dated May 12, 2003
10	.14*	Offer Letter Agreement between Sonics, Inc. and Raymond Brinks, dated September 23, 2004
10	.15*	Offer Letter Agreement between Sonics, Inc. and Philip J. Casini, dated July 1, 2004
10	.16*	Offer Letter Agreement between Sonics, Inc. and James Mac Hale, dated November 3, 2005
10	.17*	Offer Letter Agreement between Sonics, Inc. and David O’Brien, dated October 14, 2005
10	.18A†	Restatement and Amendment of Master Technology License Agreement between Sonics, Inc. and Broadcom Corporation, dated December 19, 2003
10	.18B*†	Amendment No. 3 to Master Technology License Agreement between Sonics, Inc. and Broadcom Corporation, dated September 29, 2006
10	.19†	Technology License Agreement between Sonics, Inc. and Texas Instruments Incorporated, dated January 31, 2003

Part II

10	.20A†	Amended and Restated Technology License Agreement between Sonics, Inc. and Toshiba Corporation, dated March 26, 2003
10	.20B*†	Amendment 2 to Exhibit A Technology Schedule to the Technology License Agreement for Sonics MX IP Core between Toshiba Corporation and Sonics, Inc., dated July 30, 2004
10	.21*	Form of Indemnification Agreement to be entered between Sonics, Inc. and its directors and officers
10	.22†	Master Technology License Agreement between Sonics, Inc. and Marvell International Ltd., dated September 28, 2007
10	.23*	Lease between Sonics, Inc. and The Irvine Company LLC, dated November 26, 2007.
21	.1*	List of Subsidiaries
23	.1*	Consent of Independent Registered Public Accounting Firm
23	.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23	.3*	Consent of Independent Valuation Firm
24	.1*	Power of Attorney
99	.1*	Consent of Semico Research Corporation

*	Previously filed.

**	To be filed by amendment.

†	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.